Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First Community Financial Corporation

Mifflintown, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3D (No. 333-148519) of First Community Financial Corporation of our report dated March 10, 2011, relating to the consolidated financial statements of First Community Financial Corporation for the year ended December 31, 2010 which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ Smith Elliott Kearns & Company, LLC
SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania

March 10, 2011